UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2007 (December 10, 2007)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-10822	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1202
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 850-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01.   Other Events.

On December 10, 2007, National Health Investors, Inc. issued a press release announcing its fourth quarter dividend.  A correction was issued, correcting the payment date on its fourth quarter 50 cent regular dividend and 85 cent special dividend per share of common stock to January 31, 2008 from January 31, 2007.  The record date remains unchanged at December 31, 2007.  A copy of the revised press release is filed as Exhibit 99 to this Current Report on Form 8-K/A and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.
By: /s/ Kenneth D. DenBesten
Name: Kenneth D. DenBesten
Title: Senior Vice President, Finance and Secretary
Date: December 11, 2007

Exhibit Index

Number	Exhibit
99	Revised press release, dated December 10, 2007